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                                                                   EXHIBIT 10.28



                                                          [California Net Lease]

                                 LEASE AGREEMENT


        THIS LEASE AGREEMENT is made this 10th day of April, 2001, between ProLogis California I LLC, a Delaware limited liability company ("Landlord"), and the Tenant named below.


TENANT:                         Skechers U.S.A., Inc., a Delaware corporation

TENANT'S REPRESENTATIVE,        Paul Galliher
ADDRESS, AND PHONE NO.:         228 Manhattan Beach Blvd.
                                Manhattan Beach, CA 90266

PREMISES:                       That certain Building, containing approximately
                                763,228 rentable square feet, as determined by Landlord's architect, as shown on Exhibit A.

PROJECT:                        Milliken Distribution Center #1

BUILDING:                       Milliken Distribution Center #1
                                4100 E. Mission Blvd.
                                Ontario, CA 91761

TENANT'S PROPORTIONATE
SHARE OF PROJECT:               100.000%

TENANT'S PROPORTIONATE
SHARE OF BUILDING:              100.000%

LEASE TERM:                     Beginning on the Commencement Date and ending on
                                the last day of the 120th full calendar month thereafter.

COMMENCEMENT DATE:              The day following the Rejection Date as defined
                                in the Stipulation Regarding Rejection of Ontario Lease, Including Mutual Releases as described in Exhibit D attached hereto and pursuant to the provisions of Addendum 4

INITIAL MONTHLY BASE RENT:                                        See Addendum 1

INITIAL ESTIMATED MONTHLY       1. Utilities:                $0.00
OPERATING EXPENSE PAYMENTS:
(estimates only and subject 2. Common Area Charges: $5,343.00 to adjustment to actual costs
and expenses according to the   3. Taxes:               $24,958.00
provisions of this Lease)
                                4. Insurance:            $2,900.00

                                5. Others:      Mgmt Fee $3,816.00

INITIAL ESTIMATED MONTHLY
  OPERATING EXPENSE PAYMENTS:                                         $37,017.00

INITIAL MONTHLY BASE RENT AND
  OPERATING EXPENSE PAYMENTS:                                        $254,537.00

SECURITY DEPOSIT:               $250,000.00

BROKER:                         CB Richard Ellis, Lee & Associates

ADDENDA:                        1. Base Rent Adjustments
                                2. Construction (Allowance)
                                3. Two Renewal Options (Baseball Arbitration)
                                4. Miscellaneous Provisions

EXHIBITS:                       A. Site Plan;  B. Front Entrance Sign;
                                C. Monument Sign;  D. Name Sign;  E. Stipulation
                                Regarding Rejection of Ontario Lease, Including
                                Mutual Releases

        1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

        2. ACCEPTANCE OF PREMISES. Except as otherwise set forth in the Lease, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as otherwise set forth in the Lease, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under the Lease and any punchlist items agreed to in writing by Landlord and Tenant. Landlord, to its knowledge, represents and warrants that as of the Commencement Date (i) Landlord is unaware of any material defect or infirmity adversely affecting the Premises, (ii) Landlord is currently not the subject of any bankruptcy or insolvency proceeding, (iii) to Landlord's knowledge without further inquiry, the Premises shall be in compliance with all Legal Requirements (hereinafter defined) in effect as of the Commencement Date of this Lease, (iv) Landlord has fee simple title to the Premises

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and Landlord has full power, right and authority to execute and perform this
Lease and all corporate action necessary to do so has been duly taken, and (v) the zoning for the Premises is designated "planned industrial" by the Ontario General Plan under the Bridgestone/Firestone Industrial Park Specific Plan dated March, 1997, as revised May 14, 1997.

               Landlord warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such building and mechanical systems servicing the Premises, other than those constructed by Tenant, shall be in good operating condition on the Commencement Date, and that, subject to adverse weather conditions in which case the provisions of Paragraph 15 shall apply, the surface of the roof and structural elements of the roof, bearing walls and foundation of the Building shall be free of material defects on the Commencement Date. Landlord shall warrant the HVAC system for the first 90 days following the Commencement Date, and shall further warrant all other building and mechanical systems servicing the Premises for the first 30 days following the Commencement Date. Landlord shall be obligated for any and all repairs to such systems during such warranty periods at no cost to Tenant.

        3. USE. The Premises shall be used only for the purpose of receiving, storing, packaging, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord's prior written consent, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises, without Landlord's prior written consent which shall not be unreasonably withheld or delayed. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. For purposes of the preceding sentence, noise or vibrations from Tenant's material handling system shall not be considered "objectionable" by Landlord. Outside storage, including without limitation, storage of non-operable trucks and other non-operable vehicles, is prohibited without Landlord's prior written consent; provided, however, that subject to applicable Legal Requirements, Tenant shall be permitted to park trucks and trailers used in Tenant's business operations on and from the Premises overnight at the truck docks of the Premises and Tenant's customers shall be permitted to park their vehicles overnight from time to time in the parking areas of the Premises, provided such customer's vehicles and such trucks and trailers are at all times in operable condition and there is no interference with the ingress and egress of the Project, and provided, further, that subject to applicable Legal Requirements, Tenant may store pallets, corrugated packaging supplies and other similar shipping and storage supplies outside of the Premises in a fenced location as mutually agreed to by Landlord and Tenant, so long as such storage is conducted in a neat and orderly fashion. Except as otherwise set forth in the Lease, Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's specific use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

               Notwithstanding anything contained herein to the contrary, Tenant's obligations hereunder shall relate only to the interior of the Premises and any changes to the Premises, the Building, or the Project that relate solely to the specific manner of use of the Premises by Tenant; and Landlord shall make all other additions to or modifications of the Project required from time to time by Legal Requirements. The cost of such additions or modifications made by Landlord shall be included in Operating Expenses pursuant to Paragraph 6 of this Lease, except for those additions or modifications which are Landlord's sole responsibility pursuant to the provisions of this Lease.

               Landlord represents that the improvements constructed or installed by Landlord pursuant to the Construction Addendum attached to this Lease shall comply in all material respects with all applicable covenants or restrictions of record and all applicable laws, building codes, regulations and ordinances in effect on the Commencement Date of this Lease.

               Notwithstanding anything contained herein to the contrary, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Building into compliance with applicable laws as of the Commencement Date without cost or expense to Tenant and without including such cost or expense as an Operating Expense. Any modifications made by Landlord that are required by applicable laws or regulations that become effective after the Commencement Date shall be included in Operating Expenses pursuant to Paragraph 6 of this Lease, except for those additions or modifications which are Landlord's sole responsibility pursuant to the provisions of this Lease, or that are required as a result of the Tenant's use of the Premises shall be chargeable to Tenant at its sole cost and expense pursuant to the provisions of this Lease.


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        4.     BASE RENT. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 10 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

        5. SECURITY DEPOSIT. The Security Deposit shall be due and payable on or before the Commencement Date of this Lease, and shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee. If the Security Deposit is in the form of a cash sum payment, interest will accrue on the Security Deposit, for the benefit of the Tenant, at an annual rate equal to the savings account rate in effect at NationsBank N.A. as of the Commencement Date and adjusted annually, and such interest shall be paid to Tenant on an annual basis. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5.

        6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord calculated at $0.06 ps.f. per annum; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements enacted after the Commencement Date (other than those expressly required herein to be made by Tenant or Landlord) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area. The cost of additions or alterations or repairs that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants. Further, Operating Expenses shall not mean or include: (i) costs incurred in connection with the construction or remodeling of the Project or any other improvements now or hereafter located thereon, correction of defects in design or construction; (ii) interest, principal, or other payments on account of any indebtedness that is secured by any encumbrance on any part of the Project, or rental or other payments under any ground lease, or any payments in the nature of returns on or of equity of any kind; (iii) costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Project; (iv) taxes on the income of Landlord or Landlord's franchise taxes (unless any of said taxes are hereafter instituted by applicable taxing authorities in substitution for ad valorem real property taxes); (v) depreciation; (vi) Landlord's overhead costs, including equipment, supplies, accounting and legal fees, rent and other occupancy costs or any other costs associated with the operation or internal organization and function of Landlord as a business entity (but this provision does not prevent the payment of a management fee to Landlord as provided in this Paragraph 6); (vii) fees or other costs for professional services provided by space planners, architects, engineers, and other similar professional consultants, real estate commissions, and marketing and advertising expenses; (viii) costs of defending or prosecuting litigation with any party, unless a favorable judgment would reduce or avoid an increase in Operating Expenses, or unless the litigation is to enforce compliance with Rules and Regulations of the Project, or other standards or requirements for the general benefit of the tenants in the Project; (ix) costs incurred as a result of Landlord's violation or breach of this Lease or of any other lease, contract, law or ordinance, including fines and penalties; (x) late charges, interest or penalties of any kind for late or other improper payment of any public or private obligation, including ad valorem taxes; (xi) costs of removing Hazardous Materials or of correcting any other conditions in order


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to comply with any environmental law or ordinance (but this exclusion shall not constitute a release by Landlord of Tenant for any such costs for which Tenant is liable pursuant to Paragraph 30 of this Lease); (xii) costs for which Landlord is reimbursed from any other source; (xiii) costs related to any building or land not included in the Project, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of costs actually attributable to the Project; (xiv) the part of any costs or other sum paid to any affiliate of Landlord that may exceed the fair market price or cost generally payable for substantially similar goods or services in the area of the Project; (xv) bad debt expenses; (xvi) costs arising from Landlord's charitable or political contributions, if any; and (xvii) the cost of Landlord's compliance with the provisions of Paragraphs 2, 3, 10 and 15 hereof, or any other costs which are charged to Landlord and not to be borne by Tenant under the terms of the Lease.

               Notwithstanding anything contained herein to the contrary, the property management fees payable to a property manager, including any affiliate of Landlord as set forth in this Paragraph 6 shall not exceed $0.06 p.s.f. per annum throughout the initial Lease Term.

               Landlord shall provide Tenant within 90 days following the final day of the calendar year Landlord's itemized year-end common area maintenance reconciliation reports which reference and include all applicable Operating Expenses for such year. Upon Tenant's written request (which request shall be limited to once in a calendar year), Landlord shall provide photocopies of invoices, bills and other verification to substantiate such costs. If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

        7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. All utilities shall be separately metered or charged directly to Tenant by the provider. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.

        8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. If Landlord fails to contest the real estate taxes, Tenant shall have the right to request Landlord to contest such taxes, and Landlord shall so contest, at Tenant's sole cost and expense (including, without limitation, Landlord's reasonable attorneys' fees and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes) , if, in Landlord's reasonable judgment, such contest is warranted; provided, however, Tenant's request of such contesting of Taxes shall be limited to one request in a calendar year. Landlord shall cooperate in the institution and prosecution of any such proceedings of contesting taxes and will execute any documents reasonably required therefor. All reductions, refunds, or rebates of Taxes paid or payable by Tenant shall belong to Tenant whether as a consequence of a Tenant proceeding or otherwise. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

        9. INSURANCE. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any


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increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

               Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days' prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

               The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

               Tenant and its subtenants, assignees, invitees, employees, contractors and agents shall not be liable for, and Landlord hereby waives all claims against Tenant and its subtenants, assignees, invitees, employees, contractors and agents for damage to property sustained by Landlord or any person claiming through Landlord resulting from any accident or occurrence in or upon the Premises or in or about the Project from any cause whatsoever, including, without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its subtenants, assignees, invitees, employees, contractors or agents; provided, however, such waiver shall only apply to claims in excess of the commercially reasonable deductible under Landlord's insurance policy.

        10. LANDLORD'S REPAIRS. Landlord shall maintain, at its expense, the structural components of the roof, foundation, footings, floor and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

               In the event of an emergency, Tenant shall have the right to make such temporary, emergency repairs (and only such temporary, emergency repairs) to the roof, foundation or exterior walls of the Project as may be reasonably necessary to prevent material damage to Tenant's property at the Premises and/or personal injury to Tenant's employees at the Premises (provided Tenant first attempts to notify Landlord telephonically of such emergency and notifies Landlord of such circumstances in writing as soon as practicable thereafter). In such event, Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs actually incurred by Tenant in making such repairs. If Landlord fails to reimburse Tenant for the reasonable, out-of-pocket costs incurred by Tenant in making such repairs, up to but not to exceed $25,000.00 with respect to such emergency, within 30 days after demand therefor, accompanied by supporting evidence of the costs incurred by Tenant, then Tenant may bring an action for damages against Landlord to recover such costs, together with interest thereof at the rate provided for in Paragraph 37(j) of the Lease, and reasonable attorney's fees incurred by Tenant in bringing such action for damages. In no event, however, shall Tenant have a right to terminate the Lease.

        11. TENANT'S REPAIRS. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligations as set forth in this Lease and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and fire sprinklers and fire protection systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant. The scope of services and

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contractors under such maintenance contracts shall be reasonably approved by
Landlord. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

        12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") in excess of $50,000 shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld provided that such alteration does not materially affect the structure or the roof of the Building, or modify the utility systems of the Project. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable costs in reviewing plans and specifications and in monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Upon Tenant's written request, Landlord shall provide Tenant, at the time of Tenant's request for approval of Tenant-Made Alterations, a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises. Tenant shall repair any damage caused by such removal.

               Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

        13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements. Notwithstanding anything contained herein to the contrary, Tenant, at Tenant's sole cost and expense, may place a new monument sign, in substantially similar form as described on the attached Exhibit C, in front of the Building along the Mission Boulevard frontage within the boundaries of the Project, as more fully described on the attached Exhibit A. Further, Tenant, at Tenant's sole cost and expense, may place its company logo sign, in substantially similar form as described on the attached Exhibit B, above the two (2) main entrances of the Premises, as more fully described on the attached Exhibit A. Further, Tenant, at Tenant's sole cost and expense, may place a "name sign", in substantially similar form as described on the attached Exhibit D, at the three (3) locations where the current eToys signage is currently displayed, as more fully described on the attached Exhibit A. Further, Landlord hereby agrees that Tenant, at Tenant's sole cost and expense, may repaint the existing green accents on the Building to the color of blue which is consistent with Tenant's branding. Such repainting shall be performed in a good and workmanlike manner using first class grade materials and paint, and shall not increase the width of such accents on the Building or adversely impact the overall appearance of the Building.

        14. PARKING. Tenant shall be allocated the parking areas of the Building as more fully described on the attached Exhibit A. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

        15. RESTORATION. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 30 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 4 months and such damage materially interferes with Tenant's use of the Premises, Tenant may elect to terminate this Lease upon notice to Landlord given no later than 30 days after Landlord's notice. If Tenant elects not to terminate this Lease or if Landlord estimates that restoration will take 4 months or less, then, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last 9 months of the Lease Term and Tenant has not exercised its option to renew, as applicable, (as hereinafter described in Addendum 3), and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

        16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant.

        17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, which Landlord shall not unreasonably withhold or delay, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded or unless such transfers do not result in a loss of such control. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease.

               It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) an Event of Default has occurred and is continuing that would not be cured upon the proposed sublease or assignment; (ii) the assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to $100 million immediately prior to such assignment or sublease; (iii) the intended use of the Premises by the assignee or sublessee is not reasonably satisfactory to Landlord; (iv) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (v) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or (vi) the proposed assignee or sublessee is a governmental agency. Tenant and Landlord acknowledge that each of the foregoing criteria are reasonable as of the date of execution of this Lease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may request.

               Notwithstanding anything contained herein to the contrary, Landlord hereby consents to the entering into of that certain Sublease Agreement dated March 30, 2001 ("eToys Sublease") between Tenant, as sublessor, and eToys, Inc., as subtenant ("Subtenant"), upon the express understandings and conditions that (a) Landlord neither approves nor disapproves the terms, conditions and agreements contained in the eToys Sublease (all of which shall be subordinate and subject at all times to the terms, covenants and conditions of this Lease) and assumes no liability or obligation of any kind whatsoever on account of anything contained in the eToys Sublease; (b) by consenting to the eToys Sublease, Landlord shall not be deemed to have waived any rights under this Lease nor shall Landlord be deemed to have waived Tenant's obligations to obtain any required consents under this Lease (other than consent to the eToys Sublease itself); (c) Notwithstanding anything in the eToys Sublease to the contrary, Tenant shall be and continue to remain liable for the payment of rent and the full and prompt performance of all of the obligations of Tenant under and as set forth in this Lease; (d) Nothing contained in the eToys Sublease shall be taken or construed to in any way modify, alter, waive or affect any of the terms, covenants or conditions contained in this Lease, or be deemed to grant Subtenant any privity of contract with Landlord, or require Landlord to accept any payments from Subtenant on behalf of Tenant; (e) The eToys Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises under this Lease (including the premises demised by the foregoing eToys Sublease) except in accordance with the terms and conditions of this Lease; and (f) If Landlord terminates this Lease as a result of a default by Tenant thereunder, the eToys Sublease shall automatically terminate concurrently therewith.

               Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50% of all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant, except as the same applies to the eToys Sublease, in which case Tenant shall not be obligated to Landlord for the payment of such excess rental or other excess consideration.

               If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

        18. INDEMNIFICATION. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph
18. Further, the foregoing provisions of this Paragraph 18 shall not be deemed to limit the mutual waiver of subrogation between Landlord and Tenant as set forth in Paragraph 9 of this Lease in connection with any loss or damage caused by any risk coverable by all risk property insurance, whereby Landlord and Tenant waive any claims against each other, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage coverable by all risk property insurance.

        19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

        20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

        21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 and Tenant's removal or non-removal of Tenant-Made Alterations pursuant to the provisions of Paragraph 12 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

        22. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to double the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

        23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

               (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 10 days from the date such payment was due.

               (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

               (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

               (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

               (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

               (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

               (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

        24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

               Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in
Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) the "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent;
(b) the "time of award" as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The "reasonable value" of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the "reasonable annual rental value" (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The "reasonable value" of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award.

               Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code
Section 1951.4 and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

               Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

        25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, it being understood that Landlord shall not be released from any obligations accruing prior to such transfer unless such obligations have been assumed in writing by Landlord's successor, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

        26.    Intentionally deleted.

        27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

               Tenant shall not be obligated to subordinate the Lease or its interest therein to any mortgage, deed of trust or ground lease on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust or the ground lessor under such ground lease agrees not to disturb Tenant's possession of the Premises under the terms of the Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise. Landlord shall use commercially reasonable and good faith efforts to obtain a non-disturbance agreement from any such holder or ground lessor existing as of the Commencement Date for the benefit of Tenant.

        28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

        29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after Landlord's written request thereof.

        30. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes and equipment maintenance, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

               Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property by Tenant, its agents, employees, contractors, subtenants, assignees or invitees or disturbed by Tenant, its agents, employees, contractors, subtenants, assignees or invitees in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

               Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

               Landlord represents and warrants that except for information contained in the Phase I Environmental Assessment Report dated June 19, 2000 and prepared by ATC Associates Inc., Landlord, to Landlord's knowledge without further inquiry, is unaware of any environmental conditions affecting the Premises.

               Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees; or (iii) any other person or entity located outside of the Premises or the Project.

               Landlord shall indemnify, defend and save Tenant harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees, expert witness fees and other costs of defense) which arise from any environmental condition existing prior to the Commencement Date adversely affecting the Premises and in violation of Environmental Requirements.

        31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

        32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

        33. FORCE MAJEURE. Except for monetary obligations, neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant ("Force Majeure").

        34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

        35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

        36. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord hereby acknowledges and agrees that the broker referenced on Page One of this Lease shall be entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be deemed earned and shall be paid by Landlord to said broker in accordance with, and subject to the terms of, a separate written agreement.

        37. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

        (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

        (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

        (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord's right to withhold any consent or approval shall not be unreasonably withheld or delayed.

        (e)    Intentionally deleted.

        (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

        (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

        (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

        (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

        (j) Any amount not paid by Tenant within 10 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 12 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken , reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

        (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

        (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.

        (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

        38. LANDLORD'S LIEN/SUBORDINATION. Provided Tenant is not in default under the Lease, Landlord, at the request of Tenant, agrees to subordinate Landlord's lien, if any, arising under the Lease against Tenant's property or any of Tenant's leased or financed property located on the Premises and agrees that Tenant's property or its leased or financed property shall not become part of the Premises or encumbered by a lien by Landlord regardless of the manner in which the leased or financed property may be attached or affixed to the Premises. Such subordination shall be required only if the lender or lessor shall be a bank or other financial institution or the vendor of Tenant's equipment or a financing entity related to such vendor and shall be subject to such conditions as Landlord may reasonably require. Tenant shall reimburse Landlord for all reasonable out-of-pocket expenses incurred by Landlord in negotiating and executing such agreement with Tenant's lender.

        39. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF PROLOGIS TRUST. Any obligation or liability whatsoever of ProLogis Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

        40. LIMITATION OF LIABILITY OF DIRECTORS, SHAREHOLDERS, AND OFFICERS OF SKECHERS U.S.A., INC. Any obligation or liability whatsoever of Skechers U.S.A., Inc., a Delaware corporation, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


TENANT:                                  LANDLORD:

SKECHERS U.S.A., INC                     PROLOGIS CALIFORNIA I LLC

                                         BY: PROLOGIS TRUST, ITS MANAGING MEMBER


By:    /s/ DAVID WEINBERG                By:    /s/ NED K. ANDERSON
   ---------------------------------        ------------------------------------
Name:  David Weinberg                    Name:  Ned K. Anderson
     -------------------------------     Title: Managing Director
Title: CFO
      ------------------------------

                                         Address:

By:    /s/ PHILIP G. PACCIONE            47775 Fremont Blvd.
   ---------------------------------     Fremont, CA  94538
Name:  Philip G. Paccione
     -------------------------------
Title: V.P. and Corporate Secretary

Address:

228 Manhattan Beach Blvd.
Manhattan Beach, CA  90266

                              Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. Except as otherwise set forth in the Lease, if Tenant desires telegraphic, telephonic or other electric connections in the Premises, no boring or cutting of wires will be permitted without Landlord's prior consent, which shall not be unreasonably withheld or delayed. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus (except for Tenant's material handling system) in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles and except as permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Except as otherwise set forth in the Lease, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking (except for microwave usage) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not related to Tenant's use of the Premises as permitted under the Lease.

                                   ADDENDUM 1

                              BASE RENT ADJUSTMENTS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 4/10, 2001, BETWEEN
                            PROLOGIS CALIFORNIA I LLC
                                       and
                              SKECHERS U.S.A., INC.


        Base Rent shall equal the following amounts for the respective periods set forth below:

               Period                                     Monthly Base Rent
               ------                                     -----------------
        Month 1 through Month 60                          $217,520.00

        Month 61 through Month 90                         $236,601.00

        Month 91 through Month 120                        $251,865.00

                                   ADDENDUM 2

                                  CONSTRUCTION
                                   (ALLOWANCE)

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 4/10, 2001, BETWEEN
                            PROLOGIS CALIFORNIA I LLC
                                       and
                              SKECHERS U.S.A., INC.


               (a) Landlord agrees to furnish or perform those items of construction and those improvements (the "Initial Improvements") specified below:

                      Dock equipment packages including levelers, seals, shelters, bumpers, lighting and foil insulation (provided such insulation is installed in such a manner that it is held back from the purlin hangers in a manner approved by Landlord) and general purpose electrical wiring and distribution which shall be mutually agreed upon between Landlord and Tenant.

Landlord shall pay for the Initial Improvements up to a maximum amount of $650,000.00, and Tenant shall pay for the cost of the Initial Improvements in excess of such amount. If the cost of the Initial Improvements is estimated to exceed such amount, such estimated overage shall be paid by Tenant before Landlord begins construction and a final adjusting payment based upon the actual costs of the Initial Improvements shall be made when the Initial Improvements are complete.

Landlord will competitively bid all Initial Improvements and will disclose such bids to Tenant on an "open book" basis.

               (b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Initial Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

               (c) Landlord shall proceed with and complete the construction of the Initial Improvements in a good and workmanlike manner. As soon as such improvements have been Substantially Completed, which such date shall be no later than 120 days following mutual agreement between the parties of the plans and specifications for the Initial Improvements, unless otherwise agreed to by the parties, Landlord shall notify Tenant in writing of the date that the Initial Improvements were Substantially Completed. The Initial Improvements shall be deemed substantially completed ("Substantially Completed") when, in the opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager) ("Construction Manager"), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended. In the event Tenant, its employees, agents, or contractors cause construction of such improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Construction Manager, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the plans, Tenant's request for long lead items or Tenant's interference with the construction of the Initial Improvements. After the Initial Improvements are Substantially Completed, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to the Initial Improvements, the certificate of the Construction Manager shall be conclusive absent manifest error.

               (d) The failure of Tenant to take possession of or to occupy the Premises through no fault of Landlord shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

               (e) Except for incomplete punch list items which are not of a material nature, Tenant upon Substantial Completion of the Initial Improvements shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

                                   ADDENDUM 3

                               TWO RENEWAL OPTIONS
                             (BASEBALL ARBITRATION)

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 4/10, 2001, BETWEEN
                            PROLOGIS CALIFORNIA I LLC
                                       and
                              SKECHERS U.S.A., INC.


        (a) Provided that as of the time of the giving of the First Extension Notice (as hereafter defined) and the Commencement Date of the First Extension Term (as hereafter defined), (x) Tenant is the Tenant originally named herein (or a Tenant Affiliate or a permitted assignee), (y) Tenant (or a Tenant Affiliate or a permitted assignee) actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the "First Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the First Extension Term"). Tenant shall give Landlord notice (hereinafter called the "First Extension Notice") of its election to extend the term of the Lease Term at least 9 months, but not more than 12 months, prior to the scheduled expiration date of the Lease Term.

        (b) Provided that as of the time of the giving of the Second Extension Notice (as hereafter defined) and the Commencement Date of the Second Extension Term (as hereafter defined), (x) Tenant is the Tenant originally named herein (or a Tenant Affiliate or a permitted assignee), (y) Tenant (or a Tenant Affiliate or a permitted assignee) actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the "Second Extension Term") commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the "Commencement Date of the Second Extension Term"). Tenant shall give Landlord notice (hereinafter called the "Second Extension Notice") of its election to extend the term of the Lease Term at least 9 months, but not more than 12 months, prior to the scheduled expiration date of the First Extension Term.

        (c) The Base Rent payable by Tenant to Landlord during the First Extension Term shall be the greater of:

               (i) the Base Rent in effect on the expiration of the Lease Term, and

               (ii) the Fair Market Rent, as defined and determined pursuant to Paragraphs (e), (f), and (g) below.

        (d) The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the greater of:

               (i) the Base Rent in effect on the expiration of the First Extension Term, and

               (ii) the Fair Market Rent, as defined and determined pursuant to Paragraphs (e), (f), and (g) below.

        (e) The term "Fair Market Rent" shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the First Extension Term or the Second Extension Term, as applicable, to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in "as-is" condition, and taking into account the rental which such other tenant would most likely have paid for such premises, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term or the First Extension Term, as applicable. Fair Market Rent shall not be further reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to Operating Expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the First Extension Term or the Second Extension Term, as applicable. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

        (f) Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord's sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term or the First Extension Term, as applicable) for the First Extension Term or the Second Extension Term, as applicable, and Tenant shall advise Landlord of any objection within 10 days of receipt of Landlord's notice. Failure to respond within the 10-day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord's receipt of Tenant's notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

        (g) Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period provided in Paragraph (f), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term or the First Extension Term, as applicable. The decision of the arbitrator shall be final, binding and non-appealable. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord, and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term or the First Extension Term, as applicable, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term or the First Extension Term, as applicable, until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

        (h) The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

        (i) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the First Extension Term or the Second Extension Term, as applicable, shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term or the First Extension Term, as applicable; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

        (j) If Tenant does not send the First Extension Notice or the Second Extension Notice, as applicable, within the period set forth in Paragraphs (a) and (b), Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice and the Second Extension Notice, as applicable, and the notice of Tenant's objection under Paragraph (f).

        (k) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term or the Second Extension Term, as applicable, but in no event shall Landlord be relieved of its continuing repair, maintenance and other obligations under the Lease. Subject to the foregoing, the Premises shall be tendered on the Commencement Date of the First Extension Term and the Second Extension Term, as applicable, in "as-is" condition.

        (l) If the Lease is extended for the First Extension Term or the Second Extension Term, as applicable, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

        (m) If Tenant exercises its right to extend the term of the Lease for the First Extension Term or the Second Extension Term, as applicable, pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the First Extension Term and the Second Extension Term except as provided in (i) above.

                                   ADDENDUM 4

                            MISCELLANEOUS PROVISIONS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 4/10, 2001, BETWEEN
                            PROLOGIS CALIFORNIA I LLC
                                       and
                              SKECHERS U.S.A., INC.


        1. COMMENCEMENT DATE LEASE CONTINGENCY. The Commencement Date of this Lease shall be the day following the Rejection Date as defined in the Stipulation Regarding Rejection of Ontario Lease, Including Mutual Releases attached hereto as Exhibit E. If, however, the Rejection Date does not occur on or before May 30, 2001, then this Lease shall automatically terminate and the parties shall be released and discharged from all liability and responsibility hereunder. Landlord shall have no obligation to contract for or fund the Tenant Improvement Allowance referenced in Addendum 2 until this contingency expires or is waived by Landlord and Tenant.

        2. FIRST RIGHT OF OPPORTUNITY FOR SINGLE ASSET BUILDING SALE. If during the Term of the Lease Landlord desires to market the Building for Sale as a single asset sale, Landlord grants Tenant, provided that Tenant is not in default under the Lease, a First Right of Opportunity to negotiate with Landlord for purchase of the Building. If Landlord and Tenant, following good faith negotiations, are unable to agree to terms within ten (10) business days after Landlord's written notice to Tenant, Landlord shall be free to market the Building to third parties without any further obligation to Tenant. This Right of First Opportunity expressly excludes any sale or conveyance in whole or in part of Landlord's interest in the Building if such sale or conveyance of interest is part of or connected in any way with a portfolio sale or conveyance. Such a portfolio sale or conveyance includes i) any transaction involving the Building and any other asset where Landlord (or any other entity with which ProLogis Trust or the New York Common Retirement Fund) has an ownership interest or ii) any conveyance to a third party with whom Landlord or ProLogis Trust has an ongoing business relationship.

        3. LANDLORD'S RECAPTURE RIGHT. If during the Term of the Lease Landlord deems it necessary to relocate its existing Ontario branch office, Landlord shall have the right upon 30 days prior written notice to Tenant to recapture a portion of the Premises located at the southwest corner of the Building and consisting of approximately 2,000 s.f. as more fully described on the attached Exhibit A ("Landlord's Office Space"), for purposes of general office use, to be used by Landlord as a branch office for its normal business operations. Landlord shall cause the utilities with respect to Landlord's Office Space to be separately metered (except for water and sewer which shall be jointly metered) and Landlord and Tenant shall pay their respective Proportionate Share of such charges. Landlord shall, at its sole cost and expense, be responsible for any build-out of Landlord's Office Space. Upon the effective date of such recapture of Landlord's Office Space, the monthly Base Rent and Operating Expenses payable by Tenant to Landlord and Tenant's Proportionate Share of the Project and the Building shall be adjusted accordingly in the proportion that Landlord's Office Space bears to the total square footage of the Premises.

                                    EXHIBIT A

                                    SITE PLAN

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 4/10, 2001, BETWEEN
                            PROLOGIS CALIFORNIA I LLC
                                       and
                              SKECHERS U.S.A., INC.



                                 [ILLUSTRATION]

                                    EXHIBIT B

                               FRONT ENTRANCE SIGN

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 4/10, 2001, BETWEEN
                            PROLOGIS CALIFORNIA I LLC
                                       and
                              SKECHERS U.S.A., INC.


                                 [ILLUSTRATION]

                                    EXHIBIT C

                                  MONUMENT SIGN

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 4/10, 2001, BETWEEN
                            PROLOGIS CALIFORNIA I LLC
                                       and
                              SKECHERS U.S.A., INC.



                                 [ILLUSTRATION]

                                    EXHIBIT D

                                    NAME SIGN

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 4/10, 2001, BETWEEN
                            PROLOGIS CALIFORNIA I LLC
                                       and
                              SKECHERS U.S.A., INC.



                                 [ILLUSTRATION]

                                    EXHIBIT E

   STIPULATION REGARDING REJECTION OF ONTARIO LEASE, INCLUDING MUTUAL RELEASES

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 4/10, 2001, BETWEEN
                            PROLOGIS CALIFORNIA I LLC
                                       and
                              SKECHERS U.S.A., INC.


                STIPULATION REGARDING REJECTION OF ONTARIO LEASE,
                            INCLUDING MUTUAL RELEASES

        ProLogis California I LLC, as successor to ProLogis Development Services Incorporated (collectively, "ProLogis"), eToys, Inc. ("Inc.") and eToys Distribution L.L.C. ("eToys" collectively with Inc., the "Debtors") hereby enter into this Stipulation Regarding Rejection of Ontario Lease, Including Mutual Releases (the "Agreement") with reference to the following:

                                       I.

                                    RECITALS

        A. ProLogis, as landlord, and eToys, as tenant, are parties to that certain Lease Agreement (the "Ontario Lease") dated as of February 28, 2000, pursuant to which eToys leases premises commonly known as ProLogis Park, Milliken Avenue, Ontario, California (the "Premises"). The Premises consist of an entire building, containing approximately 763,228 rentable square feet, together with certain surrounding land, parking areas, and improvements.

        B. The Ontario Lease is for a term of 60 months, which commenced on June 9, 2000, and requires eToys to make monthly payments of base rent, operating expenses, and amortized improvements totaling approximately $258,840.

        C. To secure payment of all sums due under the Ontario Lease, ProLogis required, and received from eToys, a security deposit of $2,029,090, which ProLogis continues to possess. Additionally, eToys, Inc., guaranteed the obligations of eToys under the Ontario Lease.

        D. The Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") on March 7, 2001 (the "Petition Date"), thereby commencing their respective bankruptcy cases (collectively, the "Bankruptcy Cases").

        E. Since the Petition Date, the Debtors have continued to operate their respective businesses as debtors in possession. However, the Debtors have concluded that it is not possible to reorganize their business and have undertaken to liquidate their assets as quickly as possible.

        F. The Debtors have attempted to sell the Ontario Lease, but their efforts have not been successful; the monthly payments due under the Ontario Lease are slightly higher than current fair market rates. The Debtors therefore desire to reject the Ontario Lease pursuant to Bankruptcy Code section 365.

        G. ProLogis and the Debtors understand that Skechers USA, Inc. ("Skechers") desires to enter into a new lease with ProLogis, pursuant to which Skechers would lease the Premises for a term greater than the remaining term of the Ontario Lease (the "Skechers Lease"). ProLogis has advised the Debtors that, in order to induce Skechers to enter into the Skechers Lease, ProLogis will have to incur new tenant improvement costs and leasing commission costs in an aggregate amount greater than $1.5 million. In addition to such expenditures, ProLogis is incurring additional damages as a result of eToys' rejection of the Ontario Lease: (i) eToys currently owes ProLogis $10,953.64 on account of underpayments of operating expenses during the year 2000, and (ii) ProLogis will collect approximately $170,000 less rent under the Skechers Lease during the next 50 months than it would have collected under the Ontario Lease. Thus, ProLogis will sustain total mitigation costs and rejection damages of approximately $1,700,000, not including related attorneys' fees and costs.

        H. The Debtors and ProLogis desire to settle all claims relating to the Ontario Lease, expedite rejection of the Ontario Lease, and increase the likelihood that Skechers will enter into the Skechers Lease.

        I. Certain personal property of the Debtors is located at the Premises. The Debtors and ProLogis understand that Skechers is prepared to enter into the Skechers Lease as of the first calendar day after the Rejection Date, as defined below, and to sublease a portion of the Premises to the Debtors for a term sufficient for them to liquidate or otherwise remove such personal property from the Premises.

                                       II.

                                   STIPULATION

        WHEREFORE, based upon the foregoing Recitals for other good and valuable consideration, the receipt of which is hereby acknowledged, ProLogis and the Debtors hereby covenant and agree as follows:

        2.1. Rejection of Ontario Lease. The Ontario Lease shall be rejected effective on the first business day after ten days after the date on which an order is entered in the Bankruptcy Cases (the "Rejection Date"); provided that such order has not been appealed.

        2.2. Delivery of Premises. The Debtors shall remove all of their personal property, including all inventory, furniture, fixtures, and equipment, except such personal property as Skechers consents to have remain in or on the Premises for any period after the commencement of the Skechers Lease ("permitted personal property"), before the Rejection Date, and shall deliver the Premises, vacant (except for permitted personal property) and broom-clean, in the same condition as received from ProLogis, ordinary wear and tear excepted, to ProLogis on the Rejection Date.

        2.3. Partial Repayment of Security Deposit. Within five business days after the Debtors' performance of their obligations under the preceding paragraph 2.2, and only after they have performed such obligations, ProLogis shall remit payment to the Debtors' bankruptcy counsel of the sum of $1 million less an amount equal to all rent and other amounts payable under the Ontario Lease (at the rate of $8,628.01 per diem), for the period from April 1, 2001 through the later of (a) the Rejection Date and (b) the date the Debtors perform their obligation under the preceding paragraph 2.2.

        2.4. Retention of Security Deposit in Satisfaction of Claims. ProLogis shall retain the security deposit received from eToys, net of the payment remitted to Debtors' counsel pursuant to the preceding paragraph 2.3, together with all interest accrued thereon (approximately $15,000), in full satisfaction of all claims of ProLogis with respect to the Ontario Lease against either of the Debtors.

        2.5. Mutual Releases. Upon the performance by the Debtors of their obligations under paragraph 2.2 of this Agreement and the performance by ProLogis of its obligations under paragraph 2.3 of this Agreement, the releases granted in Article III of this Agreement shall be effective and Inc.'s guaranty of the Ontario Lease (the "Guaranty") shall be terminated.

                                      III.

                      RELEASE AND DISCHARGE OF GUARANTY AND

                               ALL RELATED CLAIMS

        3.1. Release by ProLogis. ProLogis hereby releases and discharges each of the Debtors and their present and former representatives, assigns, shareholders, agents, officers, directors, employees, professionals, and subsidiaries, shareholders and affiliates (collectively, the eToys Parties"), from, and waives and relinquishes any and all Claims (as defined below), which it, or any person or entity claiming from, through or under it, ever had, now has, or hereafter can, shall, or may have against the eToys Parties in any way, manner, or fashion related to (i) the Ontario Lease or the Guaranty as either may have been modified, amended, or supplemented, (ii) any agreements entered into in connection therewith, and (iii) the Bankruptcy Cases.

        3.2. Release by the Debtors. Each of Inc. and eToys hereby releases and discharges ProLogis and its predecessors, and each of their present and former representatives, assigns, subsidiaries, partnerships, affiliates, shareholders, agents, officers, directors, employees, and professionals, and each of them (the "ProLogis Parties"), from, and waives and relinquishes, any and all Claims (as defined below), which it, or any person or entity claiming from, through or under it, ever had, now has, or hereafter can, shall, or may have against the ProLogis Parties in any way, manner, or fashion related to (i) the Ontario Lease or the Guaranty as either may have been modified, amended, or supplemented (ii) any agreements entered into in connection therewith, and (iii) the Bankruptcy Cases.

        3.3. "Claim" Defined. As used in this Agreement, the term "Claim" means any and all rights, claims, counterclaims, demands, debts, liabilities, obligations, actions, omissions, causes of action, setoffs, suits, sums of money, accounts, defenses, reckonings, covenants, contracts (whether express or implied, oral or written, or otherwise) and all breach thereof, complaints, objections, controversies, agreements, promises, understandings, breaches of duty or any relationship, malfeasance, nonfeasance, compensation, damages (including actual, consequential, and punitive damages), penalties, costs, losses, expenses or circumstances of every type, kind, nature, description or character and irrespective of how, why, or by reason of whatever facts whether heretofore existing or hereafter arising, or which could, might, or may be deemed to exist, whether known or unknown, suspected or unsuspected, contingent or fixed, liquidated or unliquidated, matured or unmatured, in law, equity, bankruptcy or otherwise, each as though fully set forth herein at length, whether or not the same arises out of contract, tort, fraud, misrepresentation, duress, breach of duty, or violation of laws or regulations.

        3.4. California Civil Code Section 1542. EACH PARTY HERETO EXPRESSLY UNDERSTANDS that Section 1542 of the Civil Code of the State of California provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        3.5. Waiver. EACH PARTY TO THIS AGREEMENT HEREBY AGREES THAT THE PROVISIONS OF SECTION 1542 of the Civil Code of the State of California and all similar federal or state laws, rights, rules, or principles, legal or equitable, which may be applicable hereto ARE HEREBY KNOWINGLY AND VOLUNTARILY WAIVED AND RELINQUISHED BY EACH PARTY TO THIS AGREEMENT to the full extent that such rights and benefits may be waived, and each party to this Agreement hereby agrees and acknowledges that this waiver and relinquishment is an essential term of this Agreement, without which the consideration provided to it would not have been given.

        3.6. Subsequently Discovered Claims. In connection with the waiver and relinquishment of the Claims and rights as set forth in this Agreement, each party to this Agreement acknowledges that it is aware that it may hereafter discover Claims presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true. Nevertheless, it is the intent of each party in executing this Agreement fully, finally, and forever to settle and release all such matters, and all Claims relative thereto, which exist, may exist, or might have existed (whether or not previously or currently asserted in any action) which are the subject of the releases granted by each party under this Agreement.

                                       IV.

                           CONDITIONS TO EFFECTIVENESS

        This Agreement shall be effective only upon the satisfaction of each of the following conditions:

        4.1. Entry of a final order in the Debtors' respective Bankruptcy Cases approving, authorizing, and directing the Debtors to enter into this Agreement, which order shall not have been appealed.

        4.2. Execution and delivery by Skechers to ProLogis, and acceptance by ProLogis of the Skechers Lease in a form acceptable to ProLogis in its sole discretion.

        4.3.   Occurrence of the Rejection Date on or before May 10, 2001.

                                       V.

                         REPRESENTATIONS AND WARRANTIES

        The parties hereby represent, warrant, and agree with one another as follows:

        5.1. Representation by Counsel. Each party acknowledges that it has been represented by counsel of its choice throughout the negotiations which preceded the execution of the

Agreement, and in connection with the preparation and execution of this Agreement, each party acknowledges that it has executed this Agreement voluntarily, without coercion or duress of any kind, and on the advice of its independent counsel.

        5.2. No Reliance. Neither party, nor any person acting on its behalf, has made any statement or representation to the other party regarding any fact relied upon in entering into this Agreement, and the parties do not rely upon any statement, representation, or promise of the other party or other person acting on behalf of the other party in making the settlement provided for herein, except as expressly stated in this Agreement.

        5.3. Independent Investigation. Each party has made such investigation of the facts pertaining to this Agreement, and of all the matters pertaining thereto, as it deemed necessary.

        5.4. Comprehension. Each party has read this Agreement and understand its contents.

        5.5. Construction. Each party has cooperated in the drafting and preparation of this Agreement. Hence, this Agreement shall not be construed against any party.

        5.6. No Transfer of Claims. Each party warrants and represents that there has been no assignment, sale, or transfer, by operation of law or otherwise, of any Claim to be released by the release contained herein. The parties agree to indemnify, defend, and hold harmless each other party from any claim, liability, or expense which may be incurred as a result of the assertion of any such Claim by any other person by reason of such assignment, sale, or transfer.

        5.7. Authority. Each party has taken all appropriate corporate action to authorize execution of this Agreement and grant the releases contained herein, and the peon executing this Agreement on behalf of each respective party has full authority to do so.

                                       VI.

                                  MISCELLANEOUS

        6.1. Complete Agreement. This Agreement represents the complete agreement among the parties, and supersedes all prior and contemporaneous agreements, understandings, and representations, if any. This Agreement may only be amended or modified by a written agreement executed by all of the parties.

        6.2. Attorneys' Fees and Expenses. In any litigation or other proceeding arising out of or relating to this Agreement, the prevailing party or parties shall recover all attorneys' fees and other expenses and costs incurred in connection with the litigation or other proceeding.

        6.3. Governing Law. This Agreement shall be governed by the substantive laws of the State of California (without regard to any doctrine of conflict of laws).

        6.4. Headings. The headings of the articles and sections of this Agreement have been inserted for convenience of reference only and shall not modify, define, or limit any of the terms or provisions hereof.

        6.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

        6.6. No Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the parties hereto and the released parties identified in
Article III hereof, and not for any other person, and may not enforced or relied upon by any person other than the parties and the parties released under Article III hereof.

        6.7. Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, that provision shall be modified so as to be enforceable and as nearly as possible to reflect the original intention of the applicable parties, it being agreed and understood by the parties hereto that (a) this Agreement and all the provisions hereof shall be enforceable in accordance with their respective terms to the fullest extent permitted by law; and (b) the remainder of this Agreement shall remain in full force and effect.

PROLOGIS CALIFORNIA I LLC, as            ETOYS, INC.
successor to PROLOGIS DEVELOPMENT
SERVICES INCORPORATED

                                         By:
                                            ---------------------------------
                                         Name:
By:                                      Title:
   ---------------------------------
Name:
Title:

                                         ETOYS DISTRIBUTION L.L.C.


                                         By:
                                            ---------------------------------
                                         Name:
                                         Title:


Approved as to form and content:

MAYER, BROWN & PLATT
KIMBERLY S. WINICK


By:
   ---------------------------------
        Kimberly S. Winick

Attorneys for ProLogis California I LLC, as successor to ProLogis Development
Services Incorporated


IRELL & MANELLA
HOWARD J. STEINBERG


By:
   ---------------------------------
        Howard J. Steinberg

Attorneys for eToys, Inc. and eToys Distribution L.L.C.